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                      SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                               FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 19, 1999


                     POTOMAC ENERGY CORPORATION
         (Exact name of registrant as specified in its charter)


        OKLAHOMA                      0-9474                  73-1088064
(State or jurisdiction         (Commission File Number)    (I.R.S. Employer
   of incorporation)                                      Identification No.)


 2601 NORTHWEST EXPRESSWAY, SUITE 1100W
        OKLAHOMA CITY, OKLAHOMA                                 73112-7293
(Address of principal executive office)                        (Zip Code)



     Registrant's telephone number, including area code: (405) 840-1427



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

1) Effective March 19, 1999, Potomac Energy Corporation dismissed Murrell, Hall, McIntosh & Co., PLLP ("MHM & Co.") as the Company's independent accountants. Upon the recommendation and approval of the Company's Board of Directors the Company appointed Smith Carney & Co., P.C. as the Company's independent accountants, effective March 19, 1999.

2) MHM & Co.'s report on the Company's 1997 consolidated financial statements contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified, as to uncertainty audit scope, or accounting principles.

3) There have been no disagreements with MHM & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of MHM & Co. would have caused it to make reference to the subject matter of the disagreements in connection with its report.

4) There have been no reportable events with respect to Potomac Energy Corporation as described at Item 304 of Regulation S-K.

5) On March 19, 1999, the Company engaged Smith Carney & Co., P.C. as its principal accountants to audit the Company's consolidated financial statements. The Company has not previously consulted with Smith Carney & Co., P.C. on items which (1) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (2) concerning any subject matter of a disagreement or reportable event with MHM & Co.

6) The Company is submitting a letter from MHM & Co. addressed to the Securities and Exchange Commission stating whether MHM & Co. agrees with the statements contained herein concerning their firm.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

           Not applicable.

   (b) Pro forma financial information

           Not applicable.

   (c) Exhibits.

         16.1 Letter of Murrell, Hall, McIntosh & Co., PLLP addressed to the Commission dated March 26, 1999.


                                    1


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                              SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          POTOMAC ENERGY CORPORATION
                                          (Registrant)


                                          By: /s/ Carl W. Swan
                                             ------------------------
                                              Carl W. Swan
                                              Chief Executive Officer



Due: March 26, 1999